                                                                  Exhibit (c)(2)


================================================================================



                   _________________________________________
                           NON-COMPETITION AGREEMENT
                   _________________________________________


                                     Among

                        EMERGING COMMUNICATIONS, INC.,


                          ATLANTIC TELE-NETWORK, INC.

                                      and

                              Jeffrey J. Prosser





                            Dated December 30, 1997



================================================================================

                               TABLE OF CONTENTS

                                                                   Page
                                                                   ----
                                   ARTICLE I


                                  DEFINITIONS

SECTION 1.01.    Definitions.......................................   3

                                  ARTICLE II


                           AGREEMENT NOT TO COMPETE;

                           DISCLOSURE OF INFORMATION

SECTION 2.01.    Agreement Not To Compete..........................   4
SECTION 2.02.    Disclosure of Information.........................   6
SECTION 2.03.    Acknowledgment....................................   6


                                  ARTICLE III


                           MISCELLANEOUS PROVISIONS

SECTION 3.01.    Remedies..........................................   7
SECTION 3.02.    Benefits..........................................   7
SECTION 3.03.    Severability, Blue Penciling......................   8
SECTION 3.04.    Notices...........................................   9
SECTION 3.05.    Complete Agreement; Amendments; Prior Agreements..  11
SECTION 3.06.    Governing Law.....................................  11
SECTION 3.07.    Counterparts......................................  11
SECTION 3.08.    Jurisdiction......................................  12
SECTION 3.09.    Expenses of Enforcement...........................  13

                           NON-COMPETITION AGREEMENT

          THIS NON-COMPETITION AGREEMENT (this "Non-Competition Agreement") is
                                                -------------------------
entered into as of the 30th day of December, 1997 by and among Emerging Communications, Inc., a Delaware corporation ("ECI"), Atlantic Tele-Network,
                                               ---
Inc., a Delaware corporation (the "Company"), and Jeffrey J. Prosser,
                                   -------
("Prosser").
  -------

          WHEREAS, to eliminate corporate disputes and to maximize the value of the Company for the benefit of the Company and its stockholders, the Company and its co-chief executive officers and principal stockholders, Cornelius B. Prior, Jr. ("Prior") and Prosser, entered into a Principal Terms Agreement dated
      -----
January 29, 1997 which contemplated the separation of the businesses and assets of the Company; and

          WHEREAS, in order to accomplish such separation, the Company and ECI entered into a Subscription Agreement (the "Subscription Agreement"), the
                                            ----------------------
Company, Prior and Prosser entered into a Recapitalization Agreement (the

"Recapitalization Agreement") and the Company and ATN MergerCo. entered into an
----------------- ---------
Agreement and Plan of Merger (the "Merger Agreement"), all dated as of August
                                   ----------------
11, 1997;

          WHEREAS, Prior and the other stockholders of the Company are relying on the covenants of ECI and Prosser in this Non-Competition Agreement in making and/or retaining their investments in the Common Stock of the Company; and

          WHEREAS, the execution and delivery of this Non-Competition Agreement by the parties hereto is contemplated by the Subscription Agreement and is a condition to the Closing (as defined in the Subscription Agreement); and

          WHEREAS, each of the parties hereto desires to consummate, and will secure substantial benefits from the consummation of, the Closing.

          NOW, THEREFORE, for and in consideration of the covenants herein contained and subject to the conditions hereinafter set forth, the parties hereto agrees as follows:

                                   ARTICLE I


                                  Definitions


          SECTION 1.01. Definitions. Capitalized terms used in this Non-Competition Agreement without definition shall have the respective meanings ascribed to such terms in the Subscription Agreement. As used in this Agreement, the following terms have the meanings assigned to them below:

          "Competitive Business" means any business which competes anywhere in
           --------------------
     the world in any material respect with the conduct of the Subject Business by the Company or any of its Subsidiaries.

          "Confidential Information" means all information of a proprietary
           ------------------------
     nature and documents or other tangible items that record information of a proprietary nature relating to the Subject Business, including without limitation, books, records, customer lists, vendor lists, supplier lists, pricing information, cost information, plans, strategies, forecasts, financial statistics, budgets and projections, other than any such information which is generally within the public domain at the time of receipt thereof by ECI or Prosser or at the time of use or disclosure of such information by ECI or Prosser (other than as a result of the breach by ECI or Prosser of its or his agreement hereunder).

          "Subject Business" means the business of providing telecommunications
           ----------------
     services (including carrying and/or terminating telecommunications traffic), directly or indirectly through service bureaus or other intermediaries, to persons who generate international audiotext telecommunications traffic (whether voice or data); provided, however, that
                                                         --------  -------
     the Subject Business shall not include the provision of any telecommunications services as a common carrier which does not involve the installation of special equipment to facilitate the generation of international audiotext telecommunications traffic or, directly or indirectly, the payment of any fee, commission or other compensation, through sharing of accounting or settlement rates, rate discounts or otherwise to persons generating such traffic.


                                   ARTICLE II


                           Agreement not to compete;
                           Disclosure of Information

          SECTION 2.01.  Agreement Not To Compete.  (a)  Each of ECI and Prosser
                         ------------------------
recognizes the highly competitive nature of the Subject Business and agrees that the value and goodwill of the Company and its Subsidiaries would be substantially impaired if it or he, as the case may be, failed to comply with its or his obligations hereunder. Accordingly, each of ECI and Prosser hereby agrees from the consummation of the Merger that during a period of ten years thereafter, each of ECI and Prosser shall not, directly or indirectly, on its or his own behalf, as the case may be, or on behalf of any other person or entity:

               (i) engage in any Competitive Business, whether such engagement shall be as an employer, officer, director, owner, employee, partner, advisor, consultant, stockholder, investor, agent or other participant in any Competitive Business (or in any similar capacity in which it or he, as the case may be, derives an economic benefit from a Competitive Business);

               (ii) assist others in engaging in any Competitive Business in the manner described in the foregoing clause (i);

               (iii) solicit, entice or induce any director, employee, consultant or other agent of the Company or any current or future Subsidiary of the Company materially involved in the Subject Business to terminate his or her employment or other relationship with the Company or such current or future Subsidiary or to engage in any Competitive Business;

               (iv) solicit, entice or induce any vendor or distributor of the Company or any current or future Subsidiary materially involved in the Subject Business to terminate or materially diminish its relationship with the Company or such current or future Subsidiary; or

               (v) solicit, entice or induce any subscriber or customer of the Company or any current or future Subsidiary of the Company with respect to the Subject Business to purchase the products or services of any Competitive Business, or to cease purchasing the services of the Subject Business from the Company or any current or future Subsidiary of the Company.

          (b) Anything contained in this Non-Competition Agreement to the contrary notwithstanding, no provision of this Agreement shall prohibit (i) ECI or Prosser from owning, as a passive investment, in the aggregate less than 5% of a class of publicly-traded securities issued by any person or entity engaged in a Competitive Business or (ii) the provision of services by ATNCO, VITELCo or VCI pursuant to terms of the Technical Assistance Agreement.

          SECTION 2.02.  Disclosure of Information.  From and after the date
                         -------------------------
hereof, each of ECI and Prosser shall hold in strict confidence and shall not use or disclose to any person, firm, corporation or other business entity, except as required by law or judicial process, any Confidential Information for any reason or purpose whatsoever, nor shall ECI or Prosser make use of any of the Confidential Information for ECI's or Prosser's purposes or for the benefit of any person or entity except the Company or any affiliate thereof.

          SECTION 2.03.  Acknowledgment.  Prosser acknowledges that the
                         --------------
provisions of this Agreement are not designed to prevent Prosser from earning a living or fostering his own career. The provisions of this Agreement are designed to prevent any Competitive Business from gaining unfair advantage from Prosser's and ECI's knowledge of confidential and proprietary information relating to the Subject Business.


                                  ARTICLE III


                            Miscellaneous Provisions

          SECTION 3.01.  Remedies.  Each of ECI and Prosser acknowledges that a
                         --------
remedy at law for any breach or threatened breach of the provisions of this Non-Competition Agreement would be inadequate and therefore agrees that the Company shall be entitled to injunctive relief; provided, however, that nothing
                                        --------  -------
contained herein shall be construed as prohibiting the Company from pursuing any other remedies available for any such breach or threatened breach.

          SECTION 3.02.  Benefits.  This Non-Competition Agreement and the
                         --------
rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation or otherwise and any assignee of all or substantially all of its business and properties.

          SECTION 3.03.  Severability, Blue Penciling.  It is the desire and
                         ----------------------------
intent of the parties hereto that the provisions of this Non-Competition Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Non-Competition Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, if any one or more of the provisions contained in this Non-Competition Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

          SECTION 3.04.  Notices.  All notices or other communications required
                         -------
or permitted hereunder shall be in writing and sufficient if (a) delivered personally, (b) sent by nationally-recognized overnight courier or (c) sent by certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company, to:

          Atlantic Tele-Network, Inc.
          Estate Havensight
          P.O. Box 12030
          St. Thomas, U.S. Virgin Islands 00801
          (340) 774-2260 or 777-8000
          Attention: Cornelius B. Prior
          Telecopy: (809) 774-7790
          if to ECI or Prosser, to:

          Atlantic Tele-Network, Inc.
          Chase Financial Center
          P.O. Box 1730
          St. Croix, U.S. Virgin Islands 06821-1730
          (340) 777-7700
          Attention: Jeffrey J. Prosser
          Telecopy: (809) 774-5487

          with copies to:

          Roger Meltzer, Esq.
          Cahill Gordon & Reindel
          80 Pine Street
          New York, New York 10005
          (212) 701-3851
          Telecopy: (212) 269-5420

or, in each case, to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) on the business day after dispatch, if sent by nationally-recognized overnight courier and (iii) on the third business day after dispatch, if sent by mail.

          SECTION 3.05.  Complete Agreement; Amendments; Prior Agreements.  The
                         ------------------------------------------------
foregoing is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, canceled or discharged except by a written instrument executed by the parties hereto. This Non-Competition Agreement supersedes any and all prior agreements among the parties hereto with respect to the matters covered hereby.

          SECTION 3.06.  Governing Law.  This Non-Competition Agreement shall be
                         -------------
governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed wholly therein.

          SECTION 3.07.  Counterparts.  This Non-Competition Agreement may be
                         ------------
executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          SECTION 3.08.  Jurisdiction.  Any action or proceeding brought by any
                         ------------
party to this Non-Competition Agreement against any other party hereto with respect to the enforcement or breach of this Non-Competition Agreement may be brought in the courts of the State of New York or of the United States for the Southern District of New York. Each of the parties hereto irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding, irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum, and irrevocably consents that service of process or other legal summons for purposes of any such action or proceeding may be served on it by personal service within or without the State of New York or by mailing a copy thereof by registered mail, or a form of mail substantially equivalent to registered mail, addressed to such party at its address as provided for notices hereunder.

          SECTION 3.09.  Expenses of Enforcement.  In the event of any breach of
                         -----------------------
this Non-Competition Agreement by any party hereto, any other party hereto which is aggrieved by such breach (an "Aggrieved Breach") shall be entitled to recover
                                 ----------------
from the party in breach, any and all costs and expenses, including without limitation reasonable attorneys' fees, incurred by the Aggrieved Party as a result of such breach or in connection with enforcing the provisions of this Non-Competition Agreement with respect to such breach.

          IN WITNESS WHEREOF, this Non-Competition Agreement has been executed and delivered by the parties hereto as of the date first above written.

                            ATLANTIC TELE-NETWORK, INC.

                            By:
                               ----------------------------------
                               Name:  Cornelius B. Prior, Jr.
                               Title:     Chief Executive Officer

                            EMERGING COMMUNICATIONS, INC.

                            By:
                               ----------------------------------
                               Name:   Jeffrey J. Prosser
                               Title:  Chief Executive Officer


                               ----------------------------------
                               Jeffrey J. Prosser